EXHIBIT 34.1

[KPMG LLP Letterhead]

Report of Independent Registered Public Accounting Firm

The Board of Directors

Citibank, N.A.:

We have examined management’s assertion, included in the accompanying Report on Assessment of Compliance with Applicable Servicing Criteria, that Citibank, N.A. (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB (the “Servicing Criteria”) for all asset-backed securities transactions conducted by the Citibank Credit Card Issuance Trust that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the year ended December 31, 2018 (the “Platform”), except for servicing criteria 1122(d)(1)(iii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii), which the Company has determined as being inapplicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2018. With respect to the applicable Servicing Criteria 1122(d)(1)(v), the Company has determined that there were no relevant activities performed during the year ended December 31, 2018 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities. Appendix A to this report identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Company’s compliance with the Servicing Criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the Servicing Criteria based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with attestation standards established by the American Institute of Certified Public Accountants to obtain reasonable assurance and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the Servicing Criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the Servicing Criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the Servicing Criteria.

In our opinion, management’s assertion that Citibank, N.A. complied with the aforementioned Servicing Criteria as of and for the year ended December 31, 2018, is fairly stated, in all material respects.

/s/ KPMG LLP

New York, New York

March 27, 2019

Appendix A

Citibank Credit Card Issuance Trust

Classes of Notes of the Citiseries registered with the SEC pursuant to the

Securities Act of 1933 and Outstanding during calendar year 2018

Class A
2007-A3
2007-A4
2008-A1
2008-A2
2008-A7
2013-A2
2013-A4
2013-A7
2013-A9
2014-A1
2014-A5
2014-A6
2014-A8
2016-A1
2016-A2
2016-A3
2017-A1
2017-A2
2017-A3
2017-A4
2017-A5
2017-A6
2017-A7
2017-A8
2017-A9
2018-A1
2018-A2
2018-A3
2018-A4
2018-A5
2018-A6
2018-A7

Citibank, N.A.

Report on Assessment of

Compliance with Applicable Servicing Criteria

1.

Citibank, N.A. (the “Asserting Party”) is responsible for assessing compliance as of and for the year ended December 31, 2018 (the “Reporting Period”), with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as set forth in Appendix 1 hereto (such servicing criteria, excluding the criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix 1 hereto, the “Applicable Servicing Criteria”) in connection with the servicing activities it performs with respect to the transactions covered by this report. The transactions covered by this report include all asset-backed securities transactions conducted by Citibank Credit Card Issuance Trust (“CCCIT”) that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”), as listed in Appendix 2 hereto.

2.

Except as set forth in paragraph 3 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the Applicable Servicing Criteria as of December 31, 2018, and for the Reporting Period.

3.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix 1 hereto, are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform.

4.	The Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2018, and for the Reporting Period with respect to the Platform taken as a whole.

5.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report dated the date hereof on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2018, and for the Reporting Period.

CITIBANK, N.A.

By:	/s/ Bennett L. Kyte
Name:	Bennett L. Kyte
Title:	Vice President

Date: March 27, 2019

Appendix 1

SERVICING CRITERIA
Regulation AB Reference	Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information	X*

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.		X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

*

With respect to Applicable Servicing Criteria 1122(d)(1)(v), there were no relevant activities performed during the year ended December 31, 2018 with respect to the Platform, because there were no occurrences of events that would require the Asserting Party to perform such activities.

SERVICING CRITERIA
Regulation AB Reference	Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

SERVICING CRITERIA
Regulation AB Reference	Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

SERVICING CRITERIA
Regulation AB Reference	Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

Appendix 2

Citibank Credit Card Issuance Trust

Classes of Notes of the Citiseries registered with the SEC pursuant to the Securities Act of 1933 and Outstanding during calendar year 2018

Class A
2007-A3
2007-A4
2008-A1
2008-A2
2008-A7
2013-A2
2013-A4
2013-A7
2013-A9
2014-A1
2014-A5
2014-A6
2014-A8
2016-A1
2016-A2
2016-A3
2017-A1
2017-A2
2017-A3
2017-A4
2017-A5
2017-A6
2017-A7
2017-A8
2017-A9
2018-A1
2018-A2
2018-A3
2018-A4
2018-A5
2018-A6
2018-A7